Exhibit 32.1


                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Henry S. Pennypacker, Chief Executive Officer and I, Mary Sellers, Chief Financial Officer of Mammatech Corporation (the "Company") certify that:

      (1) I have reviewed the quarterly report on Form 10-Q of Mammatech Corporation;

      (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

     (2) Based on my knowledge, the financial statements and other information included in this quarterly report, fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and fort the period presented in this quarterly report.



/s/ Henry S. Pennypacker
-------------------------------------
Henry S. Pennypacker
Chief Executive Officer and President

February 13, 2009



/s/ Mary Sellers
-----------------------
Mary Sellers
Chief Financial Officer

February 13, 2009